Exhibit 23.3

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street Post Office Box One Macon, GA 31202

Telephone (478) 746-6277 Facsimile (478) 743-6858

www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981) SIDNEY B. McNAIR, CPA (1913-1992)	RICHARD A. WHITTEN, JR., CPA
ELIZABETH WARE HARDIN, CPA

SIDNEY E. MIDDLEBROOKS, CPA, PC

RAY C. PEARSON, CPA

J. RANDOLPH NICHOLS, CPA

WILLIAM H. EPPS, JR., CPA

RAYMOND A. PIPPIN, JR., CPA

JERRY A. WOLFE, CPA

W. E. BARFIELD, JR., CPA

HOWARD S. HOLLEMAN, CPA

F. GAY McMICHAEL, CPA

CAROLINE E. GRIFFIN, CPA

RONNIE K. GILBERT, CPA

RON C. DOUTHIT, CPA

CHESLEY P. CAWTHON, JR., CPA

CHARLES A. FLETCHER, CPA

MARJORIE HUCKABEE CARTER, CPA

BRYAN A. ISGETT, CPA

DAVID PASCHAL MUSE, JR., CPA

June 5, 2006

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

Re:	Consent of Independent Certified Public Accountants

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Security Bank Corporation of our Report dated March 16, 2006, which is included in the Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2005. We also consent to reference to our firm under the caption “Experts” in the proxy statement-prospectus, which forms a part of the Registration Statement.